Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT

AGREEMENT

THIS THIRD AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT (this “Amendment”), dated as of June 28, 2017, is by and between MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”), and TH COMMERCIAL MS II, LLC, a Delaware limited liability company, as seller (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement, dated as of February 18, 2016, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 30, 2016, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of February 21, 2017  (as the same has been or may be further amended, modified and/or restated from time to time, the “Master Repurchase Agreement”);

WHEREAS, Seller and Buyer have entered into that certain Fee Letter, dated as of February 18, 2016 (the “Original Fee Letter”), as amended by that certain First Amendment to Fee Letter, dated as of February 21, 2017 (the “First Fee Letter Amendment”), as further amended by that certain Second Amendment to Fee Letter, dated as of the date hereof (the “Second Fee Letter Amendment”; the Second Fee Letter Amendment, together with the Original Fee Letter and the First Fee Letter Amendment, collectively, the “Fee Letter”), by and between Buyer and Seller;

WHEREAS, in connection with a corporate transaction, Granite Point Mortgage Trust Inc., a Maryland corporation (“Guarantor”), is entering into that certain Guaranty, dated as of the date hereof (the “Replacement Guaranty”), to replace that certain Guaranty, dated as of February 18, 2016 (the “Original Guaranty”), made by Two Harbors Investment Corp., a Maryland corporation (“Original Guarantor”), in favor of Buyer;

WHEREAS, Buyer and Original Guarantor intend to terminate the Original Guaranty in accordance with the terms and provisions of that certain Termination of Guaranty, dated as of the date hereof (the “Original Guaranty Termination”); and

WHEREAS, Seller and Buyer wish to (i) increase the Facility Amount, (ii) extend the Facility Termination Date and (iii) modify certain other terms and provisions of the Master Repurchase Agreement, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.     Amendments to Master Repurchase Agreement.  The Master Repurchase Agreement is hereby amended as follows:

(a)   The definition of “Facility Amount” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Facility Amount” shall mean Five Hundred Million Dollars ($500,000,000).

(b)   The definition of “Guarantor” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Guarantor” shall mean Granite Point Mortgage Trust Inc., a Maryland corporation.

(c)   The definition of “Guaranty” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Guaranty” shall mean that certain Guaranty, dated as of June 28, 2017, made by Guarantor in favor of Buyer as the same may be amended, supplemented or otherwise modified from time to time.

(d)   The definition of “Facility Termination Date” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Facility Termination Date” shall mean June 28, 2020, as the same may be extended in accordance with Section 9(a) of this Agreement.

(e)   The following definitions are hereby added to Article 2 of the Master Repurchase Agreement in alphabetical order:

“Second Upsize Fee” shall have the meaning specified in the Fee Letter.

“Third Upsize Fee” shall have the meaning specified in the Fee Letter.

“Supplemental Origination Fee” shall have the meaning specified in the Fee Letter.

(f)    The following is hereby added to the Master Repurchase Agreement as Section 3(w) to the Master Repurchase Agreement in correct sequential order:

“Upon no less than five (5) Business Days’ prior written notice from Seller to Buyer, Seller may request that the Facility Amount be increased to Six Hundred Million and No/100 Dollars ($600,000,000.00).  Such request shall be approved by Buyer upon satisfaction of the following conditions:  (a) no Default, Event of Default or Margin Deficit shall exist on the date of Seller’s request or on the effective date of the increase of the Facility Amount, (b) all representations and warranties in this Agreement shall be true, correct, complete and accurate in all respects as of the effective date of the increase of the Facility Amount (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in an Exception Report prior to such date and approved by Buyer), (c) Buyer and Seller shall have duly executed and delivered an amendment to this Agreement reflecting such increase in the Facility Amount, which amendment shall be duly acknowledged by Guarantor, (d) on or before the effective date of the increase of the Facility Amount, Seller shall have paid to Buyer the Third Upsize Fee and all other Transaction Costs payable to Buyer in connection with the negotiation of such amendment and (e) Seller shall deliver to Buyer such other documents as Buyer may reasonably request.”

2.     Conditions Precedent to Amendment.  The effectiveness of this Amendment is subject to the following:

(a)   This Amendment shall be duly executed and delivered by Seller and Buyer;

(b)   Guarantor shall have duly executed the Replacement Guaranty;

(c)   Buyer and Seller shall duly execute the Second Fee Letter Amendment;

(d)   Seller shall pay to Buyer the Second Upsize Fee in accordance with the terms and provisions of the Fee Letter and all other Transaction Costs payable to Buyer in connection with the negotiation of this Amendment, the Fee Letter Amendment and the Replacement Guaranty;

(e)   Buyer shall have received certified copies of the organizational documents of Guarantor and resolutions or other documents evidencing the authority of Guarantor with respect to the execution, delivery and performance of this Amendment, the Replacement Guaranty and the other Transaction Documents to which it is a party and each other document to be delivered by Guarantor from time to time in connection with the Transaction Documents (and Buyer may conclusively rely on such certifications until it receives notice in writing from Guarantor to the contrary);

(f)    Buyer shall have received opinions of counsel to Seller and Guarantor in form and substance satisfactory to Buyer as to authority, enforceability, and such other matters as may be reasonably requested by Buyer; and

(g)   Buyer shall have received such other documents as Buyer may reasonably request.

3.     Seller Representations.  Seller hereby represents and warrants that:

(a)   no Default, Event of Default or Margin Deficit exists, and no Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by Seller of this Amendment; and

(b)   all representations and warranties contained in the Master Repurchase Agreement are true, correct, complete and accurate in all respects (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in an Exception Report prior to such date and approved by Buyer).

4.     Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement.

5.     Continuing Effect; Reaffirmation of Guaranty.  As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect.  In addition, any and all guaranties and indemnities for the benefit of Buyer (other than the Original Guaranty upon its termination in accordance with the Original Guaranty Termination) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

6.     Binding Effect; No Partnership; Counterparts.  The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.  For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

7.     Further Agreements.   Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

8.     Governing Law.  The provisions of Section 18 of the Master Repurchase Agreement are incorporated herein by reference.

9.     Headings.  The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

10.  References to Transaction Documents.  All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

MORGAN STANLEY BANK, N.A., a national banking association

By:	/s/ Anthony Preisano
Name: Anthony Preisano
Title: Authorized Signatory

SELLER:

TH COMMERCIAL MS II, LLC, a Delaware limited liability company

By:	/s/ John A. Taylor
Name: John A. Taylor
Title: President and CEO

ACKNOWLEDGED AND AGREED TO BY:

GUARANTOR:

GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation

By:	/s/ John A. Taylor
Name: John A. Taylor
Title: President and CEO